Exhibit 10.63

FIRST AMENDMENT TO

NON-QUALIFIED STOCK OPTION AGREEMENT

This First Amendment to Non-Qualified Stock Option Agreement (this "Amendment") is entered this 19th day of December, 2008 (the "Effective Date"), by and between Far East Energy Corporation, a Nevada corporation (the "Company"), and Michael R. McElwrath (the "Option Holder").

RECITALS

WHEREAS, the Company and the Option Holder entered into that certain Non-Qualified Stock Option Agreement dated February 2, 2006 (the "Existing Agreement"); and

WHEREAS, the Company and the Option Holder desire to amend the Existing Agreement on the terms herein provided.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed thereto by the Existing Agreement.

ARTICLE II

Amendments

Section 2.01.  Section 8.  The first sentence of Section 8 is hereby amended and restated in its entirety to read as follows:

"Upon a Termination of Service for any reason (other than death or Disability), the unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, subject to any earlier termination of the Option as provided herein, but only to the extent to which the Option was vested and exercisable at the time of such termination of Service."

ARTICLE III

Miscellaneous

Section 3.01. Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Agreement.  Except as expressly modified and superseded by this Amendment, the Company and the Option Holder each hereby (a) ratifies and confirms the Existing Agreement, (b) agrees that the same shall continue in full force and effect, and (c) agrees that the same are the legal, valid and binding obligations of the Company and the Option Holder, enforceable against the Company and the Option Holder in accordance with its respective terms.

Section 3.02. Severability.  If, for any reason, any provision of this Amendment is held invalid, illegal or unenforceable such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment not held so invalid, illegal or unenforceable, and each such other provision shall, to the full extent consistent with law, continue in full force and effect.  In addition, if any provision of  this Amendment shall be held invalid, illegal or unenforceable in part, such invalidity, illegality or unenforceability shall in no way affect the rest of such provision not held so invalid, illegal or unenforceable and the rest of such provision, together with all other provisions of this Amendment, shall, to the full extent consistent with law, continue in full force and effect.  If any provision or part thereof shall be held invalid, illegal or unenforceable, to the fullest extent permitted by law, a provision or part thereof shall be substituted therefor that is valid, legal and enforceable.

Section 3.03. Headings.  The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Amendment.

Section 3.04. Governing Law.  This Amendment shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

Section 3.05. Withholding.  All amounts paid pursuant to the Existing Agreement and this Amendment shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

Section 3.06. Counterparts.  This Amendment may be executed in counterparts, each of which, when taken together, shall constitute one original agreement.

Section 3.07. Waiver.  No term or condition of the Existing Agreement or this Amendment shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Amendment or the Existing Agreement except by written instrument of the party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 3.08. Entire Agreement.  The Existing Agreement and this Amendment, together, contain the entire understanding between the parties hereto regarding the subjects thereof except that this Amendment shall not affect or operate to reduce any benefit or compensation inuring to Option Holder of a kind elsewhere provided and not expressly provided for in the Existing Agreement or this Amendment.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer or director to execute and attest to this Amendment, and the Option Holder has placed this signature hereon, effective as of the latest date below.

FAR EAST ENERGY CORPORATION

By: /s/ Andrew Lai	Date: December 19, 2008
Name: Andrew Lai
Title: Chief Financial Officer

OPTION HOLDER:

/s/ Michael R. McElwrath	Date: December 19, 2008
Michael R. McElwrath